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July 12, 2007


Phoenix Equity Trust
c/o Phoenix Equity Planning Corporation
101 Munson Street
Greenfield, Massachusetts  01301

Re: Reorganization of Phoenix Value Equity Fund into Phoenix Value Opportunities Fund

Ladies and Gentlemen:

We are acting as special tax counsel to Phoenix Equity Trust (the "Acquiring Trust") and Phoenix Investment Trust 97 (the "Selling Trust"), both Delaware statutory trusts, in connection with the reorganization (the "Reorganization") contemplated by the Form of Agreement and Plan of Reorganization (the "Agreement") by and between the Acquiring Trust, on behalf of Phoenix Value Opportunities Fund (the "Acquiring Fund"), a separate series of the Acquiring Trust, and the Selling Trust, on behalf of Phoenix Value Equity Fund (the "Acquired Fund"), a separate series of the Selling Trust, and attached as Exhibit A to the pre-effective amendment filed on July 3, 2007, with the Securities and Exchange Commission (the "SEC") on Form N-14/A to the registration statement (Registration No. 333-143579) filed June 7, 2007, with the SEC on Form N-14 (together, the "Registration Statement") under the Securities Act of 1933 (the "Act"). The Reorganization will consist of the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange solely for voting shares of the Acquiring Fund (collectively, the "Acquiring Fund Shares"), the assumption by the Acquiring Fund of all liabilities of the Acquired Fund, and the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund, as provided in the Agreement.

In connection with rendering our opinion, we have examined the Agreement; the Registration Statement; the representation letters of the Acquiring Trust and the Selling Trust, Phoenix Investment Counsel, Inc., and Acadian Asset Management, Inc., each dated July 12, 2007 (collectively, the "Representation Letters"); and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion.

In addition, we have assumed with your consent that (i) the Reorganization will be consummated in accordance with the provisions of the Agreement and in the manner contemplated in the Registration Statement, and none of the terms or conditions contained therein has been or will be modified in any respect relevant to this opinion; (ii) the statements and representations concerning the Reorganization set forth in the Registration Statement, the Representation Letters, the Agreement, and the other documents referred to herein are, and, as of the effective time of


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Phoenix Equity Trust
July 12, 2007
Page 2

the Reorganization, will be, true, accurate, and complete in all material respects; (iii) any representation or other statement in the Registration Statement, any Representation Letter, the Agreement, or any other document referred to herein made "to the best of the knowledge" or similarly qualified is, and, as of the effective time of the Reorganization, will be, in each case, correct without such qualification; (iv) no action has been, or will be, taken that is inconsistent with any representation or other statement contained in the Registration Statement, any Representation Letter, the Agreement, or any other document referred to herein; and (v) original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be, by the effective time of the Reorganization) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

Other than obtaining the representations set forth in the Representation Letters, we have not independently verified any factual matters in connection with, or apart from, our preparation of this opinion. Accordingly, our opinion does not take into account any matters not set forth herein that might have been disclosed by independent verification. In the course of preparing our opinion, nothing has come to our attention that would lead us to believe that any of the facts, representations, or other information on which we have relied in rendering our opinion is incorrect.

Based on the foregoing, and subject to the assumptions, exceptions, limitations, and qualifications set forth herein, it is our opinion that, for U.S. federal income tax purposes:

     1.  The Reorganization will qualify as a "reorganization" described in section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Acquired Fund and the Acquiring Fund each will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

     2. No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund;

     3. No gain or loss will be recognized by the Acquired Fund on the transfer of its assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund, or upon the distribution of the Acquiring Fund Shares to the Acquired Fund's shareholders in exchange for their shares of the Acquired Fund in liquidation of the Acquired Fund;

     4. No gain or loss will be recognized by the Acquired Fund's shareholders upon the exchange of their shares of the Acquired Fund for the Acquiring Fund Shares in liquidation of the Acquired Fund;

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Phoenix Equity Trust
July 12, 2007
Page 3

     5. The aggregate tax basis of the Acquiring Fund Shares received by each shareholder of the Acquired Fund pursuant to the Reorganization will be the same as the aggregate tax basis of the shares of the Acquired Fund held by such shareholder immediately prior to the Reorganization, and the holding period of the Acquiring Fund Shares received by each shareholder of the Acquired Fund will include the period during which the shares of the Acquired Fund exchanged therefor were held by such shareholder (provided that the shares of the Acquired Fund were held as capital assets on the date of the Reorganization); and

     6. The tax basis of the assets of the Acquired Fund acquired by the Acquiring Fund will be the same as the tax basis of such assets in the hands of the Acquired Fund immediately prior to the Reorganization, and the holding period of such assets in the hands of the Acquiring Fund will include the period during which the assets were held by the Acquired Fund.

This opinion expresses our views only as to certain U.S. federal income tax consequences of the Reorganization, and no opinion is expressed as to the tax consequences under non-U.S., state, or local tax laws or under U.S. federal tax laws other than those pertaining to income taxes. Our opinion is based on U.S. federal income tax laws in effect as of the date hereof. It represents our best legal judgment as to the matter addressed herein, but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that this opinion, if contested, would be sustained by a court. Furthermore, the authorities on which we rely are subject to change either prospectively or retroactively, and any such change, or any variation or difference in the facts from those on which we rely and assume as correct, as set forth above, might affect the conclusion stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any changes or new developments in U.S. federal income tax laws or the application or interpretation thereof.

This opinion has been rendered to you solely for purposes of satisfying the requirement set forth in Section 9.4 of the Agreement. This opinion letter (and the opinions expressed herein) may not be relied upon by you in any other manner or by any other person and may not be furnished to any other person without our prior written approval; provided, however, that in accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Act, we hereby consent to the use of our name under the heading "Information About the Reorganization -- Federal Income Tax Consequences" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.


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Phoenix Equity Trust
July 12, 2007
Page 4


This opinion is not intended or written to be used, and cannot be used, for the purposes of (i) avoiding penalties under the Code or (ii) promoting, marketing, or recommending to another party any transaction or matter addressed herein.

Very truly yours,
/s/ MCDERMOTT WILL & EMERY LLP